Exhibit 99.1

Inotek Pharmaceuticals Corporation Announces Closing of $79.2 Million

Public Offering Including Exercise in Full of Underwriters’ Option to

Purchase Additional Shares

Lexington, MA – August 18, 2015 – Inotek Pharmaceuticals Corporation (NASDAQ: ITEK) (the “Company” or “Inotek”), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, today announced the closing of its previously announced public offering of 5,400,000 shares of its common stock at a public offering price of $12.75 per share, before underwriting discounts. In addition, the underwriters have fully exercised their option to purchase an additional 810,000 shares of common stock. Gross proceeds from the offering of an aggregate of 6,210,000 shares, before underwriting discounts and commissions and offering expenses were approximately $79.2 million. Inotek plans to use the net proceeds from this offering to fund the continued development of its product candidates and for other general corporate purposes.

Cowen and Company, Piper Jaffray & Co. and Nomura Securities International, Inc. are acting as joint book-running managers for the offering.

The offering was made pursuant to a registration statement on Form S-1 declared effective by the Securities and Exchange Commission (the “SEC”) on August 12, 2015. This press release shall not constitute an offer to sell or a solicitation of an offer to buy and there shall not be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The registration statement is available for free by visiting the SEC’s website at www.sec.gov. Copies of the registration statement may also be obtained from Cowen and Company c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by calling (631) 274-2806, or by fax (631) 254-7140; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling (800) 747-3924, or by emailing prospectus@pjc.com; or Nomura Securities International, Inc., Attention: ECM Syndicate Department, 5th floor, 309 West 49th Street, New York, New York 10019, by telephone at (212) 667-9000, or by email at equitysyndicateamericas@nomura.com.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for glaucoma and other eye diseases. The Company’s lead product candidate, trabodenoson, is a first-in-class selective adenosine mimetic developed in Inotek’s laboratories designed to restore the eye’s natural pressure control mechanism. The development of trabodenoson monotherapy delivered in a once-daily eye drop formulation will be followed by a fixed-dose combination of trabodenoson with latanoprost. Additionally, the Company is evaluating the potential for selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Inotek Contact:

Claudine Prowse, Ph.D.

Vice President, Strategy and Investor Relations Officer

cprowse@inotekpharma.com

781.552.4305

Media Contact:

Karen Sharma

ksharma@macbiocom.com

781.235.3060